                                                                 Exhibit 10.31







                             RENAL CARE GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

             (As Amended and Restated Effective as of July 1, 1997)

                                    CONTENTS


INTRODUCTION................................................................   1

         1.01  History of Plan..............................................   1
         1.02  Purpose......................................................   1

DEFINITIONS.................................................................   1

         2.01  Definitions..................................................   1

AVAILABLE SHARES............................................................   4

         3.01  Available Shares.............................................   4

PARTICIPATION...............................................................   4

         4.01  Participation................................................   4
         4.02  Plan Controls................................................   5

CONTRIBUTIONS...............................................................   5

         5.01  Contribution Agreement.......................................   5
         5.02  Contribution Rate............................................   5
         5.03  Suspension of Contributions..................................   5
         5.04  Withdrawal of Contributions..................................   5

GRANT OF OPTIONS............................................................   6

         6.01  Grant of Options.............................................   6
         6.02  Issue Price..................................................   6
         6.03  $25,000 Limit................................................   6

EXERCISE OF OPTIONS.........................................................   6

         7.01  Exercise of Options..........................................   6
         7.02  Stock Certificates...........................................   7

TERMINATION OF EMPLOYMENT; WITHDRAWAL FROM PLAN.............................   7

         8.01  Termination and Withdrawal...................................   7
         8.02  Termination for Death........................................   7
         8.03  Retirement or Disability.....................................   8

DISPOSITION OF STOCK........................................................   8

         9.01  Disposition of Stock.........................................   8

ADMINISTRATION..............................................................   8

         10.01  Administration..............................................   8

CHANGES IN CAPITAL STRUCTURE................................................   9

         11.01  Capital Adjustments Not Prohibited..........................   9
         11.02  Effect of Capital Adjustments...............................   9
         11.03  Effect of Corporate Reorganization..........................   9


MISCELLANEOUS...............................................................  10

         12.01  Amendment and Termination...................................  10
         12.02  Expenses....................................................  10
         12.03  Headings....................................................  10
         12.04  Governing Law...............................................  10
         12.05  Options Not Transferable....................................  10
         12.06  No Inferred Rights..........................................  10
         12.07  Limitation of Liability.....................................  11
         12.08  Indemnification.............................................  11
         12.09  Compliance with Laws........................................  11
         12.10  Notice......................................................  12
         12.11  Failure as a Qualified Plan.................................  12
         12.12  Gender......................................................  12


                             RENAL CARE GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
             (As Amended and Restated Effective as of July 1, 1997)


                                    ARTICLE 1
                                  INTRODUCTION

1.01 History of the Plan. Renal Care Group, Inc. established the Renal Care Group, Inc. Employee Stock Purchase Plan effective as of February 1, 1996 (the "Plan"). The Plan was approved by the stockholders of Renal Care Group, Inc. on January 15, 1996. On June 12, 1997, the directors of Renal Care Group, Inc. approved an amendment and restatement of the Plan, effective as of July 1, 1997. The amendment, among other things, created an Offering running from July through December of each Plan Year in addition to the previously existing Offering running from January through December of each Plan Year.

1.02 Purpose. The purpose of the Plan is to provide an opportunity for Eligible Employees to share in the growth and prosperity of the Sponsoring Employer and its Subsidiaries by acquiring a proprietary interest in the Sponsoring Employer through the acquisition of shares of Sponsoring Employer Stock. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Code Section 423(b).


                                    ARTICLE 2
                                   DEFINITIONS

2.01 Definitions. As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

     Beneficiary shall mean the person designated by a Participant to act on the Participant's behalf in the event of death or to receive any amounts or shares due to the Participant under the Plan. If there is no valid Beneficiary designation on file with the Employer or the Committee, or if the designated Beneficiary is not then living, the Beneficiary shall be one of the following, in order of priority: (i) the surviving spouse, (ii) the surviving children (including adopted children), (iii) the surviving parents, or (iv) the Participant's estate.

     Board of Directors shall mean the Board of Directors of Renal Care Group, Inc.

     Code shall mean the Internal Revenue Code of 1986, as amended.

     Committee shall mean the Compensation Committee of the Board of Directors.

     Compensation shall mean gross annual earnings reported on Box 10 of a Participant's Form W-2, excluding overtime, bonuses and commissions.

     Continuous Service shall mean the number of full years and completed months of continuous employment with an Employer, beginning on the Employee's most recent date of hire and ending on the date he terminates employment for any reason. Continuous Service shall include periods during which an Employee is absent due to vacation, temporary sickness or injury, military leave or other bona fide leaves of absence authorized by an Employer if the period of the leave does not exceed 90 days; provided, however, that the period of Continuous Service may continue if the leave lasts longer than 90 days so long as the individual's right to employment (or re-employment) with an Employer is guaranteed either by statute or by contract.

     Contribution Account shall mean the bookkeeping account established by the Sponsoring Employer on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation pursuant to
     Article 5. The Sponsoring Employer shall establish a separate Contribution Account for each Participant for each Offering.

     Contribution Agreement. See Articles 4 and 5.

     Eligible Employee shall mean any Employee who has completed at least one month of Continuous Service, except (i) any Employee who is customarily employed by an Employer for less than twenty (20) hours per week, (ii) any Employee whose customary employment is for not more than five months in any calendar year, and (iii) any Employee who owns or holds Options to purchase (or who, as a result of participation in the Plan, would own or hold Options to purchase) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Sponsoring Employer or its parent or Subsidiaries.

     Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

     Employer shall mean the Sponsoring Employer, its successors, its parent (as defined in Code Section 424(e)) and each Subsidiary.

     Exercise Date shall mean the last Trading Date during each Plan Year.

     Grant Date shall mean (i) the first Trading Date of the Plan Year, and (ii) the first Trading Date in the seventh month of the Plan Year.

     Issue Price. See Section 6.02.

     Market Price shall mean the closing price of the shares of the Sponsoring Employer Stock on the Nasdaq National Market or any national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on an exchange but are traded in the over-the-counter market, Market Price means the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (Nasdaq) or other national quotation service. Notwithstanding the foregoing, if there shall be any material alteration in the present system of reporting sales prices of the Sponsoring Employer Stock, or if the Sponsoring Employer Stock shall no longer be quoted on the over-the-counter markets, the Market Price of the Sponsoring Employer Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under Code Section 423.

     Option shall mean the option to purchase Sponsoring Employer Stock granted pursuant to the Plan during each Offering.

     Offering shall mean each of the two periods each Plan Year during which Options granted under the Plan must be exercised. The Plan provides for two Offerings each Plan Year: (i) the "First Offering" begins on the first Grant Date of the Plan Year and ends on the Exercise Date, and (ii) the "Second Offering" begins on the second Grant Date of the Plan Year and ends on the Exercise Date.

     Participant shall mean any Eligible Employee who, for a given Offering, has filed a Contribution Agreement with the Committee and established a Contribution Account.

     Participant's Contribution Rate shall mean the percentage of Compensation elected by the Participant to be contributed by regular payroll deduction to his Contribution Account for an Offering. A Participant may elect to contribute to the Plan any whole percentage from 1% to 10% of his Compensation each pay period.

     Plan shall mean the Renal Care Group, Inc. Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

     Plan Year shall mean the calendar year.

     Sponsoring Employer shall mean Renal Care Group, Inc., a Delaware corporation, or its successors.

     Sponsoring Employer Stock shall mean, subject to adjustment as provided in
     Article 11, shares of the Sponsoring Employer's Common Stock, $0.01 par value.

     Subsidiary shall mean any corporation (other than the Sponsoring Employer) in an unbroken chain of corporations beginning with the Sponsoring Employer if, at the time of the granting of an Option hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Trading Date shall mean a date on which shares of the Sponsoring Employer Stock are traded on the Nasdaq National Market, a national securities exchange or in the over-the-counter market.


                                    ARTICLE 3
                                AVAILABLE SHARES

3.01 Available Shares. The Sponsoring Employer has reserved 300,000 shares of Sponsoring Employer Stock for issuance upon the exercise of the Options granted under the Plan; provided, that the class and aggregate number of shares which may be issued upon exercise of Options granted hereunder shall be subject to adjustment in accordance with the provisions of Article 11. Such shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise. In the event an outstanding Option shall expire for any reason, the shares of Sponsoring Employer Stock allocable to the unexercised portion of such Option may again be subject to Options granted under the Plan.


                                    ARTICLE 4
                                  PARTICIPATION

4.01 Participation. To participate in the First Offering of any Plan Year, an Eligible Employee must deliver a Contribution Agreement to the Committee prior to the Grant Date for such Offering; provided, however, that if an Eligible Employee is currently participating in an Offering (whether a First or Second Offering), then unless and until such Employee files a new Contribution Agreement, he or she will be deemed to have elected to participate at the same Participant's

       Contribution Rate in the First Offering of each subsequent Plan Year in which he or she remains an Eligible Employee. To participate in the Second Offering of any Plan Year, an Eligible Employee must deliver a Contribution Agreement to the Committee prior to the Grant Date for such Offering. If an Eligible Employee does not elect to participate in any given Offering, he may elect to participate in any future Offering if he continues to be an Eligible Employee.

 4.02. Plan Controls. Upon becoming a Participant, the Employee shall be bound by the terms of the Plan, including any amendments hereto.


                                    ARTICLE 5
                                  CONTRIBUTIONS

 5.01. Contribution Agreement. Each Contribution Agreement will indicate the Eligible Employee's intent to participate in an Offering and authorize payroll deduction of the Participant's Contribution Rate. Payroll deductions shall begin as of the first pay period coincident with or next following the first day of the applicable Offering. Each Employer shall transfer all Participant contributions to the Sponsoring Employer which may use such amounts for any valid corporate purposes. No interest shall accrue or be paid on any amounts held in a Participant's Contribution Account.

 5.02 Contribution Rate. The Participant's Contribution Rate shall remain in effect until changed by the Participant in writing on such forms as provided by the Committee and filed with the Committee. Changes in a Participant's Contribution Rate shall be effective as of the first pay period that is as soon as is administratively feasible following the date the change form is received by the Committee.

 5.03. Suspension of Contributions. At any time during an Offering, a Participant may notify the Committee that he wishes to suspend making contributions to his Contribution Account for a particular Offering. This notice shall be in writing and on such forms as provided by the Committee and shall become effective as of the first pay period that is as soon as is administratively feasible following the date the suspension notice is received by the Committee.

 5.04. Withdrawal of Contributions. A Participant may elect to withdraw contributions made to his Contribution Account at any time during the Plan Year. Any such withdrawal will be made by request in writing on such forms as provided by the Committee. If contributions are withdrawn during an Offering, however, no further contributions will be permitted during that Offering. A Participant who withdraws from an Offering may again participate in a subsequent Offering if he meets the definition of "Eligible Employee" and submits a new Contribution Agreement to the Committee prior to the Grant Date for the subsequent Offering. Upon withdrawal, the Sponsoring Employer will refund as soon as is practicable the amount held in the Participant's Contribution Account with respect to the Offering.


                                    ARTICLE 6
                                GRANT OF OPTIONS

 6.01. Grant of Options. On the first day of each Offering, each Eligible Employee who has delivered to the Committee a Contribution Agreement for such Offering (or is deemed to have elected to participate in such Offering as provided in Section 4.01) prior to the Grant Date for such Offering shall automatically be granted an Option hereunder. Options granted under the Plan shall be subject to such amendments or modifications as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary. Options not exercised pursuant to Section 7.01 shall terminate at 11:59 p.m. on the Exercise Date.

 6.02. Issue Price. The Issue Price of the Sponsoring Employer Stock upon exercise of an Option shall be equal to the lesser of: (i) eighty-five percent (85%) of the Market Price on the Exercise Date of the applicable Offering; or (ii) eighty-five percent (85%) of the Market Price on the Grant Date of the applicable Offering. The Issue Price is subject, however, to a "Minimum Issue Price" for each Offering, which shall be the book value of the Sponsoring Employer Stock as of the day preceding the Grant Date for the Offering. Notwithstanding any provision to the contrary, if the Issue Price for an Offering is less than the Minimum Issue Price, the Options granted for that Offering shall be null and void and amounts held in Participants' Contribution Accounts for such Offering shall be refunded to the Participants.

 6.03. $25,000 Limit. Notwithstanding any provision of the Plan, no Participant shall receive Options in an Offering if the rights of the Participant to purchase stock under all "employee stock purchase plans" of the Sponsoring Employer and its parent corporation and subsidiary corporations (as the terms "parent corporation" and "subsidiary corporation" are defined in Code Sections 424(e) and (f)) would accrue at a rate that exceed $25,000 of the fair market value of such stock (determined at the time the Option is granted) for each calendar year in which any such right to purchase is outstanding. For purposes of this Section 6.03, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year.

                                    ARTICLE 7
                               EXERCISE OF OPTIONS

 7.01. Exercise of Options. Unless a Participate terminates employment on or before the Exercise Date for an Offering, or withdraws from the Plan or an Offering, the Participant's Contribution Account with respect to such Offering shall automatically be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the total amount of accumulated payroll deductions in Participant's Contribution Account for the Offering by the Issue Price (subject to the limitations set forth in Section 6.03). Any money remaining in a Participant's Contribution Account solely as a result of an amount representing a fractional share, shall remain in the Participant's Contribution Account, unless the return of such amount is requested by the Participant in writing on a form supplied by the Committee. If such return is not requested, the balance will remain in the Participant's Contribution Account to be used in the next Offering, unless the Participant has not enrolled in the next Offering, in which case such excess balance will be refunded to the Participant without interest. If the total number of shares to be purchased under Options by all Participants exceeds the number of shares authorized under
       Article 3 of the Plan, a pro-rata allocation of the available shares will be made among all Participants based on their respective Contribution Account balances.

 7.02. Stock Certificates. The certificates for Sponsoring Employer Stock purchased through the exercise of Options granted hereunder shall be issued as soon as practicable after the Exercise Date.


                                    ARTICLE 8
                           TERMINATION OF EMPLOYMENT;
                              WITHDRAWAL FROM PLAN

 8.01. Termination and Withdrawal. If a Participant terminates employment with all Employers for any reason other than death, retirement or disability or if the Participant withdraws from the Plan, his Participation in the Plan shall cease immediately. In such case, the balance of the Participant's Contribution Account shall be refunded to the Participant, or his legal representative, as soon as practicable after his termination of employment. Such refunded amounts shall not be used to purchase shares in any other Offering under the Plan. A Participant whose participation in the Plan has been so terminated may again participate in the Plan if he is then an Eligible Employee.

 8.02. Termination for Death. If a Participant terminates employment on account of death, his designated Beneficiary may elect either to withdraw all payroll deductions credited to the Participant's Contribution Account by notifying the Committee in writing prior to the Exercise Date, or may exercise the Participant's right to purchase shares on the Exercise Date next following the date of the Participant's death (up to the amount of the payroll deductions credited to the Participant's Contribution Account prior to the earlier of (i) 60 days after the date of death or (ii) the Exercise Date following the date of death).
       No further contributions on behalf of the deceased Participant shall be made. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase Sponsoring Employer Stock in accordance with
       Article 7.

 8.03. Retirement or Disability. If a Participant terminates employment by reason of retirement or disability (in either case, as defined in his Employer's personnel policy or procedures then in effect) during a Plan Year, no further contributions on behalf of such Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Committee in writing prior to the Exercise Date. In the event no election to withdraw has been made, the balance accumulated in such Participant's Contribution Account shall be used to purchase Sponsoring Employer Stock in accordance with Article 7; provided, however, that in the case of retirement occurring more than three (3) months prior to the Exercise Date, the balance accumulated in such Participant's Contribution Account will be returned to the Participant without interest unless the Participant files a specific request that such balance be used to purchase Sponsoring Employer Stock in accordance with Article 7. There are significant tax consequences to the exercise of an Option more than three months after retirement.


                                    ARTICLE 9
                              DISPOSITION OF STOCK

 9.01. Disposition of Stock. If a Participant or former Participant disposes of a share of Sponsoring Employer Stock obtained under the Plan (i) prior to two (2) years after the Grant Date of the underlying Option, or (ii) prior to one (1) year after the Exercise Date of such Option, the Participant or former Participant shall notify the Committee immediately of such disposition in writing. The failure to hold such stock for the above holding periods can have adverse tax effects, as described in the Plan prospectus.


                                   ARTICLE 10
                                 ADMINISTRATION

10.01. Administration. The Plan shall be administered by the Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of Options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Plan shall be administered in order to qualify the Options granted hereunder as granted pursuant to an "employee stock purchase plan" described in Code Section 423.


                                   ARTICLE 11
                          CHANGES IN CAPITAL STRUCTURE

11.01. Capital Adjustments Not Prohibited. The existence of the Plan shall not affect in any way the right or power of the Sponsoring Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Sponsoring Employer's capital structure or its business, or any merger or consolidation of the Sponsoring Employer, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Sponsoring Employer Stock or rights thereof, or the dissolution or liquidation of the Sponsoring Employer, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

11.02. Effect of Capital Adjustments. In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of the Sponsoring Employer Stock outstanding without receiving compensation in money, services or property, then the class of shares of the Sponsoring Employer Stock, the number of shares of stock reserved pursuant to Article 3, and the number of Options granted a Participant shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding and conclusive, provided that each Option granted pursuant to the Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Code Section 423.

11.03. Effect of Corporate Reorganization. Subject to any required action by the stockholders, if the Sponsoring Employer shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Sponsoring Employer Stock subject to the Option would have been entitled in such transaction. Unless adopted by the surviving corporation, a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation shall cause each outstanding Option to terminate; provided that the Committee in its sole discretion may direct that the Plan Year shall end on the date immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.01. Amendment and Termination. The Board of Directors may at any time or from time to time amend the Plan in any respect, except that, to the extent necessary in order for the Plan to continue to satisfy the requirements of Code Section 423(b), then without approval of the stockholders of the Sponsoring Employer within twelve (12) months prior to or after the date the amendment is adopted by the Board of Directors, no amendment may (i) increase the number of shares of Sponsoring Employer Stock that may be issued pursuant to the Plan,
       (ii) reduce the Issue Price per share, (iii) make participation in the Plan available to any person who is not an Employee, (iv) change the designation of corporations whose employees may participate in the Plan, or (v) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Code Section 423. The Sponsoring Employer may terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date and all funds in a Participant's Contribution Account not used to purchase Sponsoring Employer Stock shall be refunded to the Participant.

12.02. Expenses. The Employers will pay all expenses that may arise in connection with the administration of the Plan.

12.03. Headings. Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof. All references in the Plan to Articles and Sections are to Articles and Sections of the Plan unless specified otherwise.

12.04. Governing Law. The Plan shall be construed in accordance with the laws of the state of Delaware to the extent federal law does not supersede and preempt such law.

12.05. Options Not Transferable. The Option to purchase Sponsoring Employer Stock arising by participation in the Plan is not transferable by a Participant other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

12.06. No Inferred Rights. The Plan will not be deemed to constitute a contract between an Employer and any Participant or Employee or to be in consideration of or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect that such discharge shall have upon him as a Participant in the Plan.

12.07. Limitation of Liability. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of an Employer, under or by reason of any of the terms, conditions or agreements contained in the Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to the Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits provided by the Employers under the Plan.

12.08. Indemnification. With respect to administration of the Plan, the Sponsoring Employer shall indemnify each present and future member of the Committee or the Board of Directors against, and each member of the Committee or the Board of Directors shall be entitled without further act on his part to indemnity from the Sponsoring Employer for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Sponsoring Employer itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee or the Board of Directors, whether or not he continues to be such a member of the Committee or the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such a member of the Committee or the Board of Directors, or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Sponsoring Employer on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board of Directors unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Sponsoring Employer, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board of Directors and shall be in addition to all other rights to which such member of the Committee or the Board of Directors may be entitled as a matter of law, contract, or otherwise.

12.09. Compliance with Laws. The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock as well as state and federal securities laws.

12.10. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Participant under Section 4.01, 8.02 or Article 5 hereof, shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, (i) the Sponsoring Employer shall be entitled to use the last address of a Participant in the Employer's records, and (ii) any notice that is required to be delivered by an Employee or Participant to the Committee hereunder may be effected by giving notice to the personnel representative at the Employer designated from time to time by the Committee. Any person entitled to notice hereunder may waive such notice.

12.11. Failure as a Qualified Plan. In the event the Sponsoring Employer should receive notice that the Plan fails to qualify as an "employee stock purchase plan" under Code Section 423, the Sponsoring Employer shall have the option of returning amounts held in all then existing Participant's Contribution Accounts to Participants and terminating the Plan.

12.12. Gender. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

         IN WITNESS WHEREOF, Renal Care Group, Inc., acting by and through its duly authorized officers, has executed this instrument as of the 12th day of June, 1997.

ATTEST:                                RENAL CARE GROUP, INC.


By:  /s/ Ronald Hinds                  By: /s/ Sam A. Brooks, Jr.
     -----------------------               -------------------------------------
     Ronald Hinds, Secretary               Sam A. Brooks, Jr.
                                           President and Chief Executive Officer